UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Canterbury Park Holding Corporation
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CANTERBURY PARK HOLDING CORPORATION

1100 Canterbury Road
Shakopee, Minnesota 55379
(952) 445-7223

_____________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 7, 2012

________________________________

Notice is hereby given that the Annual Meeting of Shareholders of Canterbury Park Holding Corporation will be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Thursday, June 7, 2012, beginning at 4:00 p.m., Central Daylight Time, for the following purposes:

1.	To elect six directors to hold office until the 2013 Annual Meeting of Shareholders or until their successors are elected;
2.	To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2012;
3.	To approve amendments to the Company’s Employee Stock Purchase Plan; and
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 12, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the Annual Meeting of Shareholders in person. Whether or not you expect to attend, please vote as soon as possible. If your shares are registered in your name, information regarding how you can vote in person, over the Internet or by mail is provided in the “Important Notice Regarding Availability of Proxy Materials” sent to you, and, if you have received a proxy card, it provides information on how to vote your shares. If you hold shares beneficially through a financial institution, please follow the voting instructions it provides. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

By Order of the Board of Directors,

Randall D. Sampson

President and Chief Executive Officer

Shakopee, Minnesota

April 20, 2012

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

Copies of this Notice, the Proxy Statement following this Notice and our Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for its 2011 fiscal year, are available at: http://www.canterburypark.com/AboutCanterbury/InvestorRelations/tabid/166/Default.aspx

CANTERBURY PARK HOLDING CORPORATION

PROXY STATEMENT

CANTERBURY PARK HOLDING CORPORATION

________________________

PROXY STATEMENT

________________________

GENERAL INFORMATION

Information Regarding the Annual Meeting

This Proxy Statement is furnished to the shareholders of Canterbury Park Holding Corporation (the “Company,” “CPHC” or “we”) in connection with the solicitation of proxies by CPHC’s Board of Directors to be voted at the Annual Meeting of Shareholders to be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Thursday, June 7, 2012, beginning at 4:00 p.m., Central Daylight Time, or at any adjournments or postponement thereof. The cost of this solicitation will be paid by us. In addition to solicitation by mail, our officers, our directors and our employees may solicit proxies by telephone, email or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and will reimburse these banks and brokers for their reasonable out-of-pocket expenses.

Solicitation and Revocation of Proxies

A proxy may be revoked at any time before it is voted by submitting a new proxy properly signed and dated later than any prior proxy or by attending the Annual Meeting in person and completing a ballot at the Meeting. If not revoked, the shares represented by a valid proxy will be voted by the persons designated as proxies in accordance with the specifications indicated on the proxy. If not specified, the designated proxies will vote the shares “FOR” each of the director nominees’ named in Proposal 1 and “FOR” Proposals 2 and 3 described below. In the event any other matters properly come before the meeting and require a vote of shareholders, the persons named as proxies will vote in accordance with their judgment on these matters. Our corporate offices are located at 1100 Canterbury Road, Shakopee, Minnesota 55379, and our telephone number is (952) 445-7223. Distribution of this Proxy Statement to our shareholders over the Internet and by mail commenced on or about April 27, 2012.

Voting Securities and Record Date

Only shareholders of record at the close of business on April 12, 2012 will be entitled to vote at the meeting. As of that date, the Company had outstanding 4,115,377 shares of $0.01 par value common stock. Each share of common stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

Under Minnesota law and the Company’s Articles of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, but will be counted for purposes of determining whether there is a quorum.

For any other item that may come before the meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. If the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, however, then that item must be approved by holders of a majority of the minimum number of shares that would constitute a quorum. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, but will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if a shareholder does not give that shareholder’s broker or nominee specific instructions, the shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval, but will be counted as present for the purpose of determining the presence of a quorum.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

Our Board of Directors is committed to sound and effective corporate governance practices. Our policies are in compliance with the rules of the Securities and Exchange Commission (“SEC”) and listing standards of the NASDAQ Stock Exchange (“NASDAQ”). We also periodically review our governance policies and practices in comparison to those suggested by authorities in corporate governance and the practices of other public companies.

You can access the charters of our Audit Committee and our Compensation Committee, our Code of Conduct and our Corporate Governance Guidelines in the Investor Relations section of our website at www.canterburypark.com or by writing to the Investor Relations Department at: Canterbury Park Holding Corporation, 1100 Canterbury Road, Shakopee, Minnesota 55379, or by emailing our Investor Relations Department at investorrelations@canterburypark.com.

Director Independence

The Board of Directors has adopted director independence guidelines that are consistent with the definitions of “independence” set forth in NASDAQ’s listing standards. In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees and has determined that, each of the following directors qualifies as “independent” under NASDAQ listing standards: Patrick R. Cruzen, Burton F. Dahlberg, Carin J. Offerman, and Dale H. Schenian. Our directors Curtis A. Sampson and Randall D. Sampson are not independent under NASDAQ listing standards. Randall D. Sampson does not qualify as independent because he is our President and Chief Executive Officer. Curtis A. Sampson does not qualify as independent under the NASDAQ listing standards because he is an immediate family member (father) of Randall D. Sampson.

Board Committees and Committee Independence

Board Committees. Our Board of Directors has established two committees; an Audit Committee and a Compensation Committee. The composition and function of each of these committees are set forth below.

Audit Committee. The Audit Committee is responsible for the engagement, retention and replacement of the independent auditors, approval of transactions between us and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by our independent registered public accounting firm, oversight of our accounting, financial reporting and internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. Grant Thornton LLP, our independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee operates under a formal charter, which was most recently amended on June 5, 2008. The current members of the Audit Committee are Patrick R. Cruzen (Chair), Burton F. Dahlberg and Carin J. Offerman, each of whom is independent under Rule 10A-3 of the Exchange Act and NASDAQ listing standards. Further, the Board of Directors determined that Mr. Cruzen meets the Securities and Exchange Commission definition of an “audit committee financial expert.” As required by its charter, all of the members of the Audit Committee meet the NASDAQ requirements regarding financial literacy and financial sophistication. The Audit Committee met four times during 2011. The report of the Audit Committee is found on page 13.

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Compensation Committee. The Compensation Committee provides oversight of our overall compensation strategy, reviews and recommends to the Board of Directors the compensation of our Chief Executive Officer and the other executive officers, administers our equity based compensation plans and oversees our 401(k) Plan and similar employee benefit plans. The Compensation Committee operates under a charter that was last amended in June 2008. The current members of the Compensation Committee are Dale H. Schenian (Chair), Patrick R. Cruzen and Carin J. Offerman, each of whom is independent under NASDAQ listing standards and the independence requirements of the Securities and Exchange Commission. The Compensation Committee met twice during 2011.

Meeting Attendance

Our Board of Directors meets regularly during the year to review matters affecting CPHC and to act on matters requiring Board approval. The Board formally met five times during 2011, and at each meeting held an executive session without the presence of non-independent directors and management. The Board also held several informal telephone conferences.

Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. Each of the directors attended at least 75% of the meetings of the Board and committees on which they served during 2011. In addition, all of the directors attended CPHC’s 2011 Annual Meeting of Shareholders.

Selecting Nominees for Election to the Board

The independent members of our Board of Directors are responsible for recommending who will be presented as the Board’s nominees for election at our annual shareholder meetings. In selecting the nominees, the Board reviews the composition of the full Board to determine the qualifications and areas of expertise needed for effective governance. The Board does not have a formal policy with regard to diversity. Nevertheless in proposing nominees, in addition to minimum requirements of integrity, ability to make independent analytical inquiries, ownership of or commitment to purchase our common stock, and a willingness to devote adequate time and effort to Board responsibilities, the Board seeks to have a board that reflects diversity in relevant business experience, education, skills, business relationships and associations, and personal background, as well as other factors that will contribute to Board oversight of management of the Company.

Nominations by Shareholders

The Board of Directors will consider qualified individuals proposed by shareholders along with other potential candidates when determining what individuals it will recommend for election at our annual shareholders meeting. Shareholders can submit proposed candidates, together with appropriate biographical information, to the Board of Directors at: Canterbury Park Holding Corporation, 1100 Canterbury Road, Shakopee, Minnesota 55379, Attention: Chief Executive Officer. Submissions will be forwarded to the independent directors for review and consideration. Any shareholder desiring to submit a director candidate for consideration at our 2013 Annual Meeting of Shareholders must ensure that the submission is received by the Company no later than December 31, 2012 in order to provide adequate time for the independent directors to properly consider the candidate.

Our By-laws provide that shareholders may directly nominate an individual for election to the Board at our shareholders meeting if certain procedures are followed. A shareholder wishing to formally nominate an individual to election to the Board at a future shareholder meeting should follow the procedure set forth below under the caption “Other Information – Shareholder Proposals for 2013 Annual Meeting -- Shareholder Nominations.”

Code of Conduct

We have adopted a Code of Conduct (the “Code”) applicable to all of our officers, directors, employees and consultants that specifies guidelines for professional and ethical conduct in the workplace. The Code also incorporates a special set of guidelines applicable to our senior financial officers, including the chief executive officer, chief financial officer and others involved in the preparation of the our financial reports, that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by us and compliance with laws, rules and regulations concerning this periodic reporting.

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Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at: Canterbury Park Holding Corporation, 1100 Canterbury Road, Shakopee, Minnesota 55379. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual director, as appropriate, depending on the facts and circumstances described in the communication received. For example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review. Complaints and other communications may be submitted on a confidential or anonymous basis.

Board Leadership

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chair of the Board, although currently the two positions are separated. Both the Chair and Vice Chair, who together own approximately 33% of the Company’s stock, are actively engaged in providing leadership at the Board level in regard to matters considered by the Board and in regard to establishing Board priorities.

Board’s Role in Managing Risk

In general, management is responsible for the day-to-day management of the risks the Company faces, while the Board, acting as a whole and through the Audit Committee, has responsibility for oversight of risk management. Senior management attends the regular meetings of the Board and is available to address questions and concerns raised by the Board related to risk management, and our Board regularly discusses with management identified major risk exposures, their potential financial impact on the Company and steps that can be taken to manage these risks.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Audit Committee reviews the Company’s financial statements and meets with the Company’s independent auditors at regularly scheduled meetings of the Audit Committee to receive reports on the independent auditors’ review of the Company’s financial statements.

Director Compensation

Compensation information paid to non-employee directors of the Company is set forth under the caption “Director Compensation” on page 12.

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PROPOSAL 1

ELECTION OF DIRECTORS

The independent members of the Board of Directors have nominated and recommend for election as our directors the six persons named below, each of whom is a current director of CPHC. The Board of Directors believes that each nominee named below will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised us that they would vote for the election of such substitute nominee as the independent members of the Board of Directors may propose.

Information regarding the experience, qualifications and other attributes that qualify each of the nominees to serve on the Company’s Board is set forth below. In addition, information as to their respective ownership of Company common stock is set forth in the section of this proxy statement below that is captioned under “Security Ownership of Certain Beneficial Owners and Management.”

PATRICK R. CRUZEN, age 65, has been a director since 2002. From 1996 to present, he has been a consultant for and provided executive recruiting services to the gaming, gaming supply and lottery industries. From 1994 to 1996, he was President and Chief Operating Officer of Grand Casinos, Inc., then a Minnesota public company engaged in owning and managing casinos, and from 1990 to 1994 he was Senior Vice President of Finance and Administration of MGM Grand, Las Vegas, Nevada. During the preceding 18 years, Mr. Cruzen was President or served as senior financial or administrative officer for several casinos operating in Las Vegas. Mr. Cruzen previously served on the board of several public companies in gaming and gaming-related industries, including Cash Systems Inc. from 2004 to 2008 and Majestic Star Casino, LLC from 2005 to 2011. Mr. Cruzen gained his CPA certification in 1972 and is the designated financial expert of the Company’s Audit Committee. Mr. Cruzen provides a vital perspective to the Board in discharging its governance responsibilities due to his background as a seasoned manager of casino operations, as a consultant to the gaming industry, and as an executive with a deep understanding of accounting and finance matters.

BURTON F. DAHLBERG, age 79, has been a director of the Company since 2004. Since 2003 he has been an independent commercial real estate consultant. From 1987 to 2002, Mr. Dahlberg was President and Chief Operating Officer of Kraus-Anderson Inc., a national firm engaged in commercial real estate development, construction, building management, finance and insurance brokerage services. From 1968 to 1987, Mr. Dahlberg held other, successively more responsible executive positions with Kraus-Anderson Inc. or one of its subsidiaries. In addition, from 1985 to 2005, Mr. Dahlberg was an owner and breeder of thoroughbred race horses and was licensed to race thoroughbreds in Minnesota, Alabama, Florida, Illinois, Indiana, Iowa, Kansas, Kentucky, and Texas. Mr. Dahlberg also served on the board of the Minnesota Thoroughbred Association from 1988 to 1993, was its Vice President in 1989 and its President during 1990 and 1991. Mr. Dahlberg’s knowledge and experience gained from a 35-year career in commercial real estate construction, management and finance is extremely valuable to the Board’s understanding and governance of the Company’s maintenance and improvement of its facilities, as well as the Company’s assessment and pursuit of opportunities for developing its unused and underutilized land.

CARIN J. OFFERMAN, age 63, has been a director of the Company since 1994. Ms. Offerman is currently engaged in private investment activities and is a principal in Puppy Good Start which provides dog training services. From 1997 to 2000, Ms. Offerman was the President of Offerman & Company, a regional investment banking and retail broker-dealer firm, and from 1990 to 1997 was its Executive Vice President. Prior to 1990, Ms. Offerman served in various capacities with Offerman & Company for the preceding six years, including as registered representative and sales retail manager. Ms. Offerman was a member of the board of the Minnesota Thoroughbred Association from 1993 to 1996 and served as its President in 1993 and 1994. Ms. Offerman has been an owner and breeder of both show horses and thoroughbreds, and she has been or is currently licensed as a horse owner in Minnesota, Iowa and Nebraska. Since 1991 she has been a member of the Minnesota Racing Commission’s Breeders Fund Advisory Board and its Chair since 2003. As a member of the Company’s Board of Directors, Ms. Offerman brings a unique blend of entrepreneurial experience, knowledge and experience in investment banking and finance, and a deep understanding of the horse industry.

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CURTIS A. SAMPSON, age 78, co-founded the Company in 1994 and has been a director and Chair of its Board since the Company was incorporated. He is also the Chair of the Board of Communications Systems, Inc., a public company principally engaged in manufacturing and selling products for the telecommunications and data communications industries. Mr. Sampson was the Chief Executive Officer of Communications Systems, Inc. from 1969 to June 2007 when he retired from full time executive responsibilities. Mr. Sampson is also a director of Solix, a process outsourcing firm focusing on government and commercial markets, a trustee of Viterbo University in LaCrosse, Wisconsin, and a member of the Emeritus Board of Advisors of the University of Minnesota’s Carlson School of Business. Over the course of his career, in addition to service on three other public company boards, Mr. Sampson has also served on other non-profit boards, telephone industry association boards, private company boards and the following public company boards: Nature Vision, Inc. (2001 to 2009) and Hector Communicating Corporation (1990 to 2006). Mr. Sampson is the owner of Sampson Farms, a breeder of thoroughbred horses based in Hector, Minnesota and he is currently, or has been in the past, licensed as a horse owner in Florida, Illinois, Kentucky, Minnesota, Nebraska and Oklahoma. The distinctive perspective Mr. C.A. Sampson brings to the board is his extensive and wide ranging knowledge and experience in business, management and corporate finance gained over more than 40 years leading sizable enterprises, his knowledge of the thoroughbred horse racing industry and, as the Company’s largest shareholder, one that has a substantial stake in the Board’s efforts to build shareholder value.

RANDALL D. SAMPSON, age 54, co-founded the Company with his father and director Dale Schenian in 1994 and has served as its President and Chief Executive Officer and on the Company’s Board of Directors since inception. After graduating from college with a degree in accounting, Mr. Sampson worked for five years in the audit department of Deloitte & Touche where he earned his CPA certification. He subsequently gained experience as a controller of a private company and, thereafter, served as a Chief Financial Officer of a public company before becoming one of the three co-founders of Canterbury Park Holding Corporation in 1994. From 1987 to 1994, R.D. Sampson also managed Sampson Farms, a breeder of thoroughbred horses located in Hector, Minnesota that is owned by his father, C.A. Sampson, the Company’s Board Chair. Since 1999 Mr. Sampson has been a director of Communications Systems Inc. and currently chairs its Finance Committee. Mr. Sampson is also a director of the Thoroughbred Racing Association of North America. Prior to becoming Chief Executive Officer, Mr. Sampson was a horse owner and active in horse industry associations and advisory boards. As the Company’s Chief Executive Officer, Mr. Sampson brings to the Board deep experience in the horse industry, financial expertise and an in-depth understanding of the Company’s personnel, operations, financial results performance, financial position, challenges and opportunities.

DALE H. SCHENIAN, age 70, co-founded the Company and has been a director since its incorporation in 1994. Mr. Schenian currently serves as the Chair of the Board of City Auto Glass Companies, a company he founded in 1990. From 1990 to 2004, Mr. Schenian was its President and Chief Executive Officer, and under his leadership, City Auto Glass grew from a start-up status to an enterprise with facilities in more than 20 locations in Minnesota, western Wisconsin and northern Iowa. For approximately 30 years preceding launching City Auto Glass, Mr. Schenian either owned or worked for other companies in the highly competitive auto glass industry. In addition to other leadership roles in other business and community organizations, Mr. Schenian served on the board of Bremer Bank from 1984 to 2009. Mr. Schenian, from 1985 to present, has also been an owner and breeder of thoroughbred race horses licensed in Minnesota, Illinois, Texas, Kansas, Oklahoma, Kentucky, Iowa and Nebraska. Mr. Schenian’s perspective is that of one whose career has been dedicated to building businesses in a highly competitive service industry, who has a high degree of knowledge about the horse racing industry and, as one of the Company’s largest shareholders, who has a significant stake in the Board’s efforts to build shareholder value.

Vote Required

If a quorum is established, the affirmative vote of a plurality of the shares of the Company’s Common Stock voting at the meeting is required for the election of each director.

Board Voting Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, based upon information available as of April 12, 2012, the beneficial ownership of shares of our common stock (i) by each person known by us to own of record or beneficially five percent or more of our common stock, (ii) by the Named Executive Officers listed in the Summary Compensation Table below, and (iii) by all of our current executive officers and directors as a group. Information regarding the beneficial ownership of our directors and director nominees can be found beginning on page 5 under “Election of Directors.” Unless otherwise indicated, the persons listed below may be contacted by mail at 1100 Canterbury Road, Shakopee, Minnesota 55379.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class (1)(2)
Curtis A. Sampson	892,250(3)	21.5%

Gabelli Asset Management, Inc. One Corporate Center Rye, New York 10580-1435	569,369(4)	13.8%

Dale H. Schenian	501,548(5)	12.1%

Randall D. Sampson †	311,716(6)(8)	7.5%

John L. Morgan 605 Highway 169 N., Suite 400 Minneapolis, MN 55441	243,133(7)	5.9%

Carin J. Offerman	95,750	2.3%

David C. Hansen†	60,268(8)	1.5%

Michael J. Garin†	57,308	1.4%

Patrick R. Cruzen	32,500	0.8%

Burton F. Dahlberg	24,304	0.6%

All current directors and executive officers as a group (9 persons)	1,991,346(8)	46.2%

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† Named Executive Officer.

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days of April 12, 2012 are treated as outstanding only when determining the amount and percent owned by that person or group.
(2)	Includes the following number of shares that could be purchased upon exercise of stock options exercisable within sixty days of April 12, 2012: Mr. C. Sampson, 27,000 shares; Mr. Schenian, 27,000 shares; Mr. R. Sampson, 28,750 shares; Ms. Offerman, 27,000 shares; Mr. Hansen, 17,500 shares; Mr. Garin, 9,375 shares; Mr. Cruzen, 29,500 shares; Mr. Dahlberg, 17,500 shares; and all director and officers as a group, 193,000 shares.
(3)	Includes 11,300 shares held by Mr. C. Sampson’s spouse as to which beneficial ownership is disclaimed.
(4)	Based upon a Schedule 13D filed by Gabelli Asset Management, Inc. on October 26, 2010 which covers shares owned by Gabelli Funds, GAMCO, MJG Associates, and Teton Advisors.
(5)	Includes 33,000 shares held by Mr. Schenian’s spouse as to which beneficial ownership is disclaimed.
(6)	Includes 18,300 shares held by Mr. R. Sampson’s children.
(7)	Based upon a Schedule 13D filed by John L. Morgan on June 7, 2010.
(8)	Includes 32,526 shares held by the Company’s Employee Stock Ownership Plan and Trust, with respect to which Mr. R. Sampson and Mr. Hansen serve as trustees, but as to which beneficial ownership is disclaimed by such executive officers.
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EXECUTIVE COMPENSATION

Role of the Compensation Committee in the Compensation Process

The Compensation Committee has the following duties and responsibilities:

•	review, approve and oversee our overall compensation strategy;
•	review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers, and recommend to the entire Board the compensation and the other terms of employment of these officers;
•	make recommendations to the Board regarding the amount of directors’ fees and other compensation for Board members, including retainer, Board meeting, committee and committee chair fees and stock option grants or awards;
•	administer our incentive-based or equity-based compensation plans and periodically consider and recommend changes in existing plans or the adoption of other or additional equity-based compensation plans; and
•	provide oversight for our 401(k) Plan and Employee Stock Ownership Plan, and any similar plans, including matters such as available investment options, performance, participation, administration, and review and approve generally the cost and scope of our other employee benefit plans.

Under its charter, the Committee has the authority to engage the services of outside advisors, experts and others to assist it in performing its duties. The Committee did not, however, engage an individual or firm to provide any of these services in 2011 or 2010. The Compensation Committee also reviews surveys, reports and other market data against which it measures the competitiveness of our compensation program.

In discharging its responsibilities, the Compensation Committee solicits certain information and advice from Randall D. Sampson, our President and Chief Executive Officer, and from our Chief Financial Officer, David C. Hansen. These officers participate in the deliberations of the Compensation Committee regarding compensation of other employees, including providing information regarding salary history, historical bonus practices and related financial data, the responsibilities and performance of employees and recommendations regarding the appropriate levels of compensation, but do not take part in deliberations regarding their own compensation.

Objectives of our Compensation Programs

It is the objective of the Compensation Committee to provide competitive levels of compensation that will attract, motivate and retain executives with superior leadership and management abilities and to provide incentives to executive officers so that we may achieve superior financial performance and to structure the forms of compensation paid to align the interests of our executive officers with those of CPHC. With these objectives in mind, it has been our practice to provide a mix of base salary, bonus compensation, equity-based compensation and retirement compensation. The Compensation Committee has historically set base salary at more than 50% of the total value of executive officer compensation, with cash bonus, the value of long-term equity compensation and retirement compensation comprising the remainder. The Compensation Committee believes that these forms of compensation provide an appropriate combination of fixed and variable pay and incentives for short-term operational performance balanced with incentives to achieve long-term stock price performance.

Information about our Compensation Programs

As discussed above, our compensation of executives consists of base salary, bonus compensation, equity-based compensation and retirement compensation.

Base Salary. Base salaries of our executive officers are generally established by reference to base salaries paid to executives in similar positions with similar responsibilities. Base salaries are reviewed annually and adjustments, if any, are usually made in March of each year based primarily on individual and Company performance during the immediately preceding fiscal year. Consideration is given by the Compensation Committee to both measurable financial performance, and subjective judgments by the Compensation Committee based on factors such as development and execution of strategic plans, changes in areas of responsibility, the development

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and management of employees and participation in industry, regulatory or political initiatives beneficial to our business. The Compensation Committee does not, however, assign specific weights to these various quantitative and qualitative factors in reaching its decisions. In March of 2009, the Compensation Committee and the Board of Directors instituted a salary and wage freeze for all employees in the Company, including for each of the executive officers. This salary and wage freeze was in effect through December 31, 2010. The wage freeze was lifted for fiscal year 2011.

Bonus Compensation. Cash bonuses are intended to provide supervisory employees, including executive officers, with an opportunity to receive additional cash compensation, but only if they earn it through individual performance and CPHC’s financial performance. After our year-end results are available, the Compensation Committee determines the amount of executive officers’ bonuses at its discretion, after receiving information from the Chief Financial Officer and the Chief Executive Officer regarding CPHC financial performance and reviews of individual performance. The amount of the bonus is based on our financial performance, as well as the Compensation Committee’s assessment of individual performance in the executives’ area of responsibility based on objective and subjective factors. Bonuses are not granted pursuant to a plan, are purely discretionary and the practice of granting bonuses may be changed, suspended or terminated at any time. During the 2008, 2009 and 2010 fiscal years, the Company suspended its management bonus program. Bonuses were re-instated for fiscal year 2011 and bonuses paid to our Named Executive Officers for 2011 performance are presented in the Summary Compensation Table.

Equity Based Compensation. The Company provides long-term incentive compensation through grants of deferred stock and stock options to executive officers and key employees under the shareholder-approved 1994 Stock Plan (the “Plan”). In 2009 and 2010, Committee granted stock options covering an aggregate of 17,500 shares and 32,500 shares of common stock to the three executive officers named in the Summary Compensation table below (“Named Executive Officers”), which represented, respectively, 35.1 % and 37.8% of the total options granted to all officers and key employees. In 2011, the Named Executive Officers received awards of deferred stock which provide for the issuance of an aggregate of 19,500 shares of common stock, if certain performance goals are achieved as further described in the Summary Compensation Table below. These awards represented 35.9% of all 2011 deferred stock awards to officers and key employees.

Retirement Plans. The Company has established an Employee Stock Ownership Plan and Trust (ESOP) and Savings Plan and Trust (401(k) Plan). From 2004 to 2007, the Company contributed shares of its common stock to the ESOP which were allocated pro rata to all employees, other than the Named Executive Officers, based on their respective compensation. The Company did not make a contribution to the ESOP in 2010 or 2011. The Named Executive Officers participate in the 401(k) Plan on the same basis as all other employees of the Company. Through 2008, for those employees that had been with the Company 1-5 years, the Company matched 25% of each employee’s contribution to the 401(k) Plan up to the first 6% the employee contributed as a percentage of his or her compensation; and, for those employees that had been with the Company 6 or more years, the Company matched 50% of each employee’s contribution to the 401(k) Plan up to the first 6% the employee contributed as a percentage of his or her compensation. As part of an expense reduction effort, the Company suspended its employer contributions to the 401(k) Plan for fiscal 2009 and 2010. Effective March 1, 2011, the Company resumed making matching contributions of 25% on the first 6% the employee contributed as a percentage of his or her compensation.

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Summary Compensation Table

The following table shows information concerning compensation earned for services in all capacities during 2011, 2010, and 2009 for (i) Randall D. Sampson, who was our Chief Executive Officer in 2011, 2010, and 2009; and (ii) the two next most highly compensated executive officers of our Company whose total compensation was at least $100,000 in 2011 (together referred to as our “Named Executive Officers”).

Name and Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Equity Incentive Awards ($)(3)	All Other Compen- sation ($)	Total ($)
Randall D. Sampson President and Chief Executive Officer	2011 2010 2009	214,408 208,100 208,100	16,081 – –	– 56,850 16,050	78,795	1,000 3,166 1,150	310,284 268,116 225,300
David C. Hansen Vice President of Finance, Chief Financial Officer	2011 2010 2009	155,445 151,598 151,598	10,104 – –	– 37,900 10,700	50,985	1,000 3,166 1,525	217,534 192,664 163,823
Michael J. Garin Vice President of Non- Gaming Operations	2011 2010 2009	115,722 112,857 104,570	6,943 – –	– 28,425 8,025	50,985	1,000 2,733 59	174,650 144,015 112,654

_________________________________

(1)	Represents bonuses paid to the Names Executive Officers under a discretionary bonus program, which are reported for the years in which the related services were performed.
(2)	Represents options to purchase common stock granted in 2010 and 2009 that vest ratably over three years and six months and expire ten years from the date of grant. The values expressed represent the aggregate grant date fair value for these option awards as determined pursuant to Accounting Standards Codification 718, Compensation – Stock Compensation (“ASC 718”), utilizing the assumptions discussed in Note 1, “Summary of Accounting Policies,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(3)	On September 9, 2011 the Named Executive Officers received awards of deferred stock. The issuance of stock pursuant to these awards is contingent upon the enactment of legislation, on or before December 31, 2012, that authorizes the operation of a Racino at Canterbury Park and the commencement of Racino operations pursuant to such authority by December 31, 2014. The dollar amounts presented represent the number of shares covered by each award multiplied by the fair market value of Company stock on the grant date: $9.27 per share. However, no compensation expense was recognized for these awards in 2011. See “Outstanding Equity Awards at Fiscal Year-End” below.

Employment Arrangements with Named Executive Officers and Post-Employment Compensation

We do not have any employment agreements with any of our executive officers, each of whom serves “at will.” Additionally, we do not have any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to the Named Executive Officer at, following, or in connection with any termination or change-in-control.

Other Compensation

The Company does not pay its executive officers compensation other than as described above. In particular the Company does not provide for personal benefits or perquisites (“perks”) as a significant element of compensation of the Named Executive Officers, in particular, or employees of the Company generally.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at December 31, 2011.

	Number of Securities Underlying Unexercised Options				Equity Incentive Awards: Unearned Shares, Units or Other Rights that have not Vested
Name	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (4)	Number of	Market Value ($)(5)
Randall D. Sampson	10,000 (1)		14.55	02/09/2016	8,500	78,795
	11,250 (2)	3,750(2)	6.00	04/23/2019
	7,500 (3)	7,500(3)	8.28	02/25/2020
David C. Hansen	5,000 (1)		14.55	02/09/2016	5,500	50,985
	7,500 (2)	2,500 (2)	6.00	04/23/2019
	5,000 (3)	5,000 (3)	8.28	02/25/2020
Michael J. Garin	5,625 (2)	1,875 (2)	6.00	04/23/2019	5,500	50,985
	3,750 (3)	3,750 (3)	8.28	02/25/2020

_________________________________

(1)	Represents options that were granted on February 9, 2006 that vest ratably over four years and expire ten years from the date of grant.
(2)	Represents options that were granted on April 23, 2009 that vest ratably over three years and six months and expire ten years from the date of grant.
(3)	Represents options that were granted on February 25, 2010 that vest ratably over three years and six months and expire ten years from the date of grant.
(4)	The expiration date of each option is ten years from the date of grant.
(5)	Represents awards of deferred stock that were granted September 9, 2011. The issuance of stock pursuant to these awards is contingent upon the enactment of legislation, on or before December 31, 2012, that authorizes the operation of a Racino at Canterbury Park and the commencement of Racino operations pursuant to such authority by December 31, 2014. The fair market value of Company stock on the grant date was $9.27 per share, but no compensation expense was recognized for these awards in 2011.

.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since the beginning of 2011, we have not entered into any transaction, and there are no currently proposed transactions, in which we were or are to be a participant and in which any related person had or will have a direct or indirect material interest.

The charter of our Audit Committee provides that the Audit Committee is responsible for reviewing, approving and providing oversight in regard to related party transactions. Our Code of Conduct also prohibits our employees , including our executive officers, and our directors from engaging in conflict of interest transactions, certain of which may be also be transactions in which we and a related person has or will have a direct or indirect material interest. By its charter, the Audit Committee is empowered to periodically review the Code of Conduct, as well as any other programs established to monitor compliance with any CPHC codes of conduct or business ethics policies established in the future.

While we do not have a written policy regarding the standards to be applied by our Audit Committee in reviewing conflict of interest transactions, the provisions of Minnesota law provide for a procedure to be applied to such transactions which focuses on full disclosure of all of the material facts of the transaction to us, approval of the transaction by disinterested directors, and a showing that the transaction was fair and reasonable to us at the time it was authorized, approved, or ratified. We believe the Audit Committee would apply these same standards to any potential transaction in which we are to be a participant and in which any related person had or will have a director or indirect material interest.

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DIRECTOR COMPENSATION

Cash Compensation

Prior to September 1, 2011, each non-employee member of the Board was paid a monthly retainer of $1,200 and a per meeting fee of $1,000 for each board or board committee meeting attended. Based on its consideration of cash compensation paid to outside directors at other public companies, the Board approved the following changes to cash compensation of directors beginning September 1, 2011: each non-employee directors now receives a retainer paid at the annual rate of $30,000 for service as a director; members of the Audit Committee now receive a retainer paid at the annual rate of $8,000; the Chair of the Audit Committee receives an additional retainer paid at the annual rate $4,000; members of the Compensation Committee now receive a retainer paid at the annual rate of $4,000; and all per meeting fees were eliminated.

In addition, prior to September 1, 2011, and in recognition of their additional responsibilities and duties, the Chair and Vice-Chair received, respectively, monthly payments of $2,500 and $1,675 for their service in these respective capacities. Beginning September 1, 2011, and as part of the compensation changes noted above, the monthly payments to the Chair and Vice-Chair were adjusted to $2,083 and $1,250, respectively.

Equity Compensation

Non-employee members of our Board receive equity compensation pursuant to the terms of the Company’s 1994 Stock Plan (“Stock Plan”). Prior to June 2, 2011, each non-employee director was automatically granted a non-qualified stock option (“NQSO”) to purchase 3,000 shares of the Company’s common stock on the first business day in February each year with an exercise price equal to the fair market value on that date. On June 2, 2011, following Board and shareholder approval, amendments to the Stock Plan became effective that changed equity compensation paid to non-employee directors as follows:

•	The automatic grant of NQSOs covering 3,000 shares of common stock made to non-employee directors in February each year was replaced with the grant of authority to the Board to determine at least 40 days prior to each annual meeting of shareholders the type and amount of equity compensation to be paid to each non-employee director elected or re-elected at such annual meeting.

•	The Board was authorized to determine (1) whether the equity compensation should be in the form of an award of restricted stock or an award of NQSOs, or both, and (2) the number of shares covered by the award or awards.

•	Such awards of restricted stock, or NQSOs, or both, became effective and were to be paid to those individuals elected or re-elected as non-employee directors at the annual meeting of shareholders following such Board determination.

•	Any award would not vest unless the non-employee director continued to as serve a director until the next following annual meeting of shareholders, and resale of the restricted stock or shares acquired upon exercise of the NQSOs could not occur until two years after the date of the annual meeting at which the awards were effective.

Effective June 2, 2011, each non-employee director was awarded 1,000 shares of restricted stock.

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The following table shows for 2011, the cash and other compensation paid by us to each non-employee member of our Board of directors:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)	Stock Awards ($)(4)	Total ($)
Curtis A. Sampson	$53,000	$18,750	$14,660	$86,410
Dale H. Schenian	44,000	18,750	14,660	77,410
Carin J. Offerman	40,000	18,750	14,660	73,410
Burton F. Dahlberg	36,000	18,750	14,660	69,410
Patrick R. Cruzen	33,000	18,750	14,660	66,410

_________________________________

(1)	Randall D. Sampson, our President and CEO receives no additional compensation for service as a director.
(2)	Represents a combination of retainers, meeting fees and committee fees received in 2011 as described above.
(3)	Represents options to purchase common stock granted on February 1, 2011 that vested 100% on August 1, 2011 and expire ten years from the date of grant. The values expressed represent the aggregate grant date fair value for these fiscal 2011 option awards as determined pursuant to Accounting Standards Codification 718, Compensation – Stock Compensation (“ASC 718”), utilizing the assumptions discussed in Note 1, “Summary of Accounting Policies,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(4)	Represents restricted stock granted on June 2, 2011 that vests 100% on June 2, 2012 and will be subject to restrictions on resale for an additional year. The values expressed represent the aggregate grant date fair value for these fiscal 2011 restricted stock awards as determined pursuant to Accounting Standards Codification 718, Compensation – Stock Compensation (“ASC 718”), utilizing the assumptions discussed in Note 1, “Summary of Accounting Policies,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, consisting of Patrick Cruzen (Chair), Burton Dahlberg and Carin Offerman, held four meetings during fiscal year 2011 with management and our independent registered public accounting firm. These meetings were designed to facilitate and encourage private communication between the Audit Committee and our independent registered public accounting firm.

The Audit Committee reviewed and discussed the audited financial statements with management and Grant Thornton, LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The discussions with Grant Thornton, LLP also included the matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties).

Grant Thornton, LLP also provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with the Audit Committee.

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In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton, LLP has been the Company’s independent registered public accounting firm since August 31, 2009. The Board of Directors, upon recommendation of the Audit Committee, is requesting shareholder ratification of the appointment of Grant Thornton, LLP to serve as the independent registered public accounting firm for the Company for the current fiscal year ending December 31, 2012. A representative of Grant Thornton, LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

Fees Billed and Paid to Independent Registered Public Accounting Firms

The table below provides a summary of fees paid to Grant Thornton, LLP for professional services rendered for the two fiscal years ended December 31, 2011. See “Further Information Regarding Current and Former Auditors” below.

	2011	2010
Fee Category
Audit Fees	$106,000	$105,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$106,000	$105,000

Audit Fees. This category consists of fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports.

Audit-Related Fees. This category consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under “Audit Fees.” The Company paid no audit-related fees to Grant Thornton, LLP in 2011 or 2010.

Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions. The Company paid no tax fees to Grant Thornton, LLP in 2011 or 2010.

All Other Fees. This category consists of all fees paid to the independent registered public accounting firm for matters than the three listed above. The Company paid no other fees to Grant Thornton, LLP in 2011 or 2010.

Audit Committee Pre-approval Policies and Procedures

In addition to approving the engagement of the independent registered public accounting firm to audit our consolidated financial statements, it is the policy of the Audit Committee to approve all uses of that firm for non-audit services prior to any engagement. To minimize relationships that could appear to impair the objectivity of the independent registered public accounting firm¸ it is the policy of the Audit Committee to restrict the non-audit services that may be provided to us by our independent registered public accounting firm to services that clearly would not compromise the independence of the firm.

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Vote Required

The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock voting at the meeting in person or by proxy is required for approval of the ratification of the appointment of Grant Thornton, LLP.

Board Voting Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2012 FISCAL YEAR

PROPOSAL 3

APPROVAL OF AMENDMENTS TO THE CANTERBURY PARK HOLDING CORPORATION
EMPLOYEE STOCK PURCHASE PLAN.

Introduction

The shareholders of the Company originally approved the Canterbury Park Holding Corporation Employee Stock Purchase Plan (the “Purchase Plan”) on April 3, 1995. The purpose of the Purchase Plan is to encourage stock ownership by all eligible employees of the Company and, by virtue of such ownership, to provide further incentive to employees to continue their employment, improve operations, increase profits and contribute more significantly to the Company’s success. The Purchase Plan is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”).

In general, the Purchase Plan provides that eligible employees of the Company and certain of its subsidiaries, including officers of the Company, may elect to withhold up to 10% of their base pay for the purchase of shares of the Company’s common stock during defined periods of time established by the Committee (each a “Phase”). Prior to the beginning of each Phase employees elect how much will be withheld and, following the end of each Phase, the amount withheld is used to purchase stock at a discount from the fair market value of the common stock at the conclusion of the Phase. Currently the Purchase Plan is being carried out in successive Phases of approximately three months each, commencing on or about the first day of each calendar quarter, and the Purchase Plan currently enables employees to purchase shares at a discount of 5% from the fair market value of the common stock at the end of each Phase.

Proposed Amendments to the Purchase Plan

On April 20, 2012, the Company’s Board of Directors approved amendments to the Purchase Plan to add features that would enable the Committee to better encourage long term stock ownership by all employees of the Company and to make certain, more technical changes. These amendments will be effective June 23, 2012 subject to shareholder approval of these amendments at the June 7, 2012 Annual Shareholders’ Meeting.

To further encourage our employees to own our stock the Board has amended the Purchase Plan to grant discretionary authority to the Compensation Committee so that it can offer employees the opportunity to purchase shares at the end of a Phase at a discount from fair market value greater than the 5% discount currently authorized in the Purchase Plan. The Purchase Plan as amended by the Board permits the Compensation Committee to offer employees the opportunity to purchase shares at a discount of up to 15% from the fair market value of the common stock at the end of a Phase, which is the maximum discount permitted by the Internal Revenue Code and applicable regulations to obtain favorable tax treatment of shares purchased under the Purchase Plan. In addition, the Purchase Plan has been amended to grant the Committee discretion to impose restrictions on the re-sale of shares purchased.

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If shareholder approval is obtained, the Committee will initially authorize that shares purchased under the Purchase Plan may be acquired at a 10% discount from fair market value at the end of each Phase rather than the current 5% discount. The Committee will monitor stock purchases under the Purchase Plan and may increase or decrease the discount from fair market value in its discretion, and may impose restrictions on re-sale of purchased shares, having in mind the goal to encourage long-term stock ownership.

The Board has also adopted other amendments to incorporate features that reflect best practices in plan administration and to conform the Purchase Plan to certain federal tax law and securities law changes. In addition to amendments discussed below under “Description of the Purchase Plan, as Amended,” the Board has approved amendments, along with other amendments, to clarify the role and authority of the Committee, to include provisions required by IRS regulations, to clarify treatment of options in extraordinary corporate events such as mergers, and to clarify withdrawal procedures.

If shareholder approval is not obtained, all of the amendments will be effective except that the Committee will not be (i) given discretionary authority to offer a discount of up to 15% from fair market value as compared to the fixed 5% discount currently authorized, or (ii) have discretionary authority to exclude certain categories of employees to the extent permitted by law.

Shares Currently Authorized for Issuance under the Purchase Plan

The Purchase Plan approved in 1995 originally authorized the issuance of 100,000 shares of common stock pursuant to options granted pursuant to its terms. The number of shares authorized for issuance was increased to the current maximum of 350,000 shares pursuant to approvals at annual shareholder meetings in 2001 and 2006. At April 15, 2012, pursuant to options granted under the Purchase Plan, the Company has issued 248,262 of the 350,000 authorized shares.

Description of the Purchase Plan, as Amended

The following is a brief summary of the Purchase Plan and the principal changes made by amendments approved by the Board in addition to the amendments described above. This summary is qualified in its entirety by reference to the full text of the Purchase Plan, as amended, which appears as Appendix A to this Proxy Statement.

The Purchase Plan is administered by a Committee consisting of not less than three members who are appointed by the Board of Directors. Each member of such Committee must be a director, officer or an employee of the Company. Currently, the Purchase Plan is administered by the Compensation Committee.

The Purchase Plan is intended to be a "qualified" plan under Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, as amended to date, no income will result to a grantee of an option upon the granting or exercise of an option, and no deduction will be allowed to the Company. The gain, if any, resulting from a disposition of the shares received by a Participant, will be reported according to the provisions of Section 423, Internal Revenue Code of 1986, as amended, and will be taxed in part as ordinary income and in part as capital gain.

Eligible employees may voluntarily elect to participate in the Purchase Plan by completing a payroll deduction authorization form provided by the Company and delivering it to the Company or its designated representative prior to the commencement date of any Phase of the Purchase Plan. Payroll deductions are limited to 10% of a Participant’s base pay for the term of that Phase of the Purchase Plan. Under the proposed amendments to the Purchase Plan, the minimum authorized payroll deduction will be increased to $10 per payroll period.

A Participant who is employed by the Company as of the commencement date of a Phase of the Purchase Plan will be granted an option as of such date to purchase a number of full shares of Company common stock to be determined by dividing (i) the total amount to be credited to that Participant’s account through payroll contributions by (ii) the option price determined as provided below, subject to certain limitations outlined in the Purchase Plan. Under the proposed amendments to the Purchase Plan, prior to the commencement of a Phase of the Purchase Plan, the Committee will, in its discretion, determine the discount to be applied in establishing the option price for shares of common stock to be purchased at the end of that Phase. The option price will be a percentage of the fair market value of such shares at the end of the Phase, which will not be less than 85% of such fair market value (a 15% discount). The Committee also has the discretion to impose restrictions on the resale of purchased shares if it decides that this better promotes long-term ownership.

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A Participant’s option for the purchase of shares is exercised automatically on the last day of the Phase of the Purchase Plan, unless a Participant gives written notice to the Company prior to such date as to an election not to exercise. A Participant may, at any time prior to the Termination Date of a Phase of the Purchase Plan, give written notice to the Company that he or she does not wish to continue to participate in the Purchase Plan. Upon receipt of such notice, all payroll deductions credited to the Participant’s account will be returned to the participant without interest and no further payroll deductions will be made during that Phase of the Purchase Plan.

Currently, any employee, including an officer of the Company, who, at least one day prior to the commencement date of a Phase of the Purchase Plan, is customarily employed by the Company for more than 15 hours per week, will be eligible to participate in the Purchase Plan. Under the proposed amendments to the Purchase Plan, for any Phase of the Purchase Plan beginning on or after June 23, 2012, the Company may also choose to further exclude one or more of the following categories of employees, so long as the exclusions are applied in an identical manner:

•	Employees employed less than two years
•	Employees whose customary employment is 20 hours or less per week
•	Employees whose customary employment is not more than five months a calendar year
•	Highly compensated employees (as defined in Code Reg. § 1.423-2(e))
•	Employees employed by a Subsidiary that does not adopt the Purchase Plan with the consent of the Company
•	Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) if the grant of the option is prohibited under the laws of such foreign jurisdiction, or if the compliance with the laws of the foreign jurisdiction would cause this Purchase Plan to violate Code Section 423 and the regulations promulgated thereunder.

The Committee or the Board may amend the Purchase Price from time to time, except that shareholder approval is required for certain material changes, such as increasing the number of shares available for purchase under the Purchase Plan or increasing the percentage of base pay that may be used to purchase shares to an amount greater than the 10% currently specified in the Purchase Plan.

The Board of Directors deems it prudent to adopt the proposed amendments to comply with certain federal tax law and securities law changes and follow best practices in administration of the Purchase Plan.

Vote Required

The affirmative vote of a majority of the outstanding shares of the Company’s common stock present and entitled to vote is required for ratification and approval of the proposed amendments to the Purchase Plan.

Board Voting Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED PURCHASE PLAN IN THE FORM ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that executive officers and directors and beneficial holders of 10% or more of our securities file reports of their beneficial ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. According to our records, all reports required to be filed during the period of January 1, 2011 through December 31, 2011 were timely filed.

OTHER INFORMATION

Shareholder Proposals for 2013 Annual Meeting

The proxy rules of the Securities and Exchange Commission permit our shareholders, after timely notice to us, to present proposals for shareholder action in our proxy statement where these proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by CPHC action in accordance with the Commission’s proxy rules. The next annual meeting of the shareholders of Canterbury Park Holding Corporation is expected to be held on or about June 6, 2013 and proxy materials in connection with that meeting are expected to be mailed on or about April 26, 2013. Shareholder proposals prepared in accordance with the Commission’s proxy rules must be received at our corporate office, 1100 Canterbury Road, Shakopee, Minnesota 55379, Attention: President, by December 31, 2012, in order to be considered for inclusion in the Board of Directors’ Proxy Statement and proxy card for the 2013 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

Our Bylaws establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of our shareholders and (ii) the nomination by shareholders of candidates for election as directors.

Properly Brought Business. Our Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of CPHC of that shareholder’s intention to bring that business before the meeting. To be timely, the notice must be given by the shareholder to the Secretary of CPHC not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of our Bylaws, which are available for inspection by our shareholders at our principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with our Bylaws.

Shareholder Nominations. Our Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of CPHC prior to the meeting at which directors are to be elected. To be timely, the notice must be given by a shareholder to the Secretary of CPHC not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. The notice to us from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of our Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, that person would not be eligible for election as a director.

Annual Report

The Company is providing its Annual Report on Form 10-K for fiscal 2011 as filed with the Securities and Exchange Commission with connection with paper and electronic deliveries of this proxy statement, and it is also available at http://www.canterburypark.com/AboutCanterbury/InvestorRelations/tabid/166/Default.aspx. Shareholders may also request our 2011 Annual Report on Form 10-K as filed with the Securities and Exchange Commission by writing to the Secretary of CPHC at our address on the first page of this Proxy Statement.

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Other Matters

Management knows of no other matters that will be presented at this 2012 Annual Meeting of Shareholders. If any other matters are properly presented at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

By Order of the Board of Directors,

Randall D. Sampson

President and Chief Executive Officer

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APPENDIX A

CANTERBURY PARK HOLDING CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(As Amended through April 20, 2012)

1.       Establishment of Plan. Canterbury Park Holding Corporation (hereinafter referred to as the “Company”) proposes to grant to certain employees of the Company the opportunity to purchase common stock of the Company. Such common stock shall be purchased pursuant to the plan herein set forth which shall be known as the “Canterbury Park Holding Corporation Employee Stock Purchase Plan” (hereinafter referred to as the “Plan”). The Company intends that the Plan shall qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed in a manner consistent with the requirements of said Section 423 and the regulations thereunder.

2.       Purpose. The Plan is intended to encourage stock ownership by all employees of the Company and to provide them with further incentive to continue their employment, improve operations, increase profits, and contribute more significantly to the Company’s success.

3.       Administration. The Plan shall be administered by a committee (hereinafter referred to as the “Committee”) consisting of not less than three directors or employees of the Company (which shall be the Compensation Committee if any is established by the Board of Directors), as designated by the Board of Directors of the Company (hereinafter referred to as the “Board of Directors”). Unless the Board of Directors limits the authority of the Committee, the Committee shall be vested with full authority to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may delegate ministerial duties to such of the Company’s employees, outside entities and outside professionals as the Committee so determines. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company, its employees and its shareholders and in accordance with the purposes of the Plan; provided, however, that the provisions of the Plan shall at all times be construed in a manner consistent with the requirements of Section 423 of the Code, as amended. Such determinations shall be binding upon the Company and the participants in the Plan unless otherwise determined by the Board of Directors. The Company shall pay all expenses of administering the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

4.       Duration and Phases of the Plan. a. The Plan will commence on April 15, 1995 and will terminate when all shares authorized for issuance under Paragraph 10 of this Plan, as it may be amended from time to time, are issued or at such earlier date as shall be determined by the Company’s Board of Directors, except that any phase commenced prior to such termination shall, if necessary, be allowed to continue beyond such termination until completion. Notwithstanding the foregoing, this Plan shall be considered of no force or effect and any options granted shall be considered null and void unless the holders of a majority of all of the issued and outstanding shares of the common stock of’ the Company approve the Plan within twelve (12) months before or after the date of its adoption by the Board of Directors; and, further, any amendment of this Plan to increase the number of shares authorized for issuance under Paragraph 10 of this Plan shall be considered of no force or effect and any options granted thereafter shall be considered null and void unless the holders of a majority of all the issued and outstanding shares of the common stock of the Company approve such amendment of the Plan within twelve (12) months after the date Paragraph 10 is amended by the Board of Directors to increase the number of shares authorized for issuance.

b.       The Plan shall be carried out in one or more phases, each phase being for a period of one year or such other period of time as may be determined by the Committee; provided that no phase shall be for a period of longer than twenty-seven (27) months. No phase shall run concurrently, but a phase may commence immediately after the termination of the preceding phase. The existence and date of commencement of each phase (each a “Commencement Date”) and date of termination of each phase (each a “Termination Date”) shall be determined by the Committee or by Company officers designated and authorized by the Committee, provided that the Commencement Date of the first phase shall be within twelve (12) months before or after the date of approval of the Plan by the shareholders of the Company. In the event all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more phases scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding phase impracticable, such phase or phases shall be cancelled. Phases shall be numbered successively Phase 1, Phase 2, Phase 3, etc.

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c.        The Board of Directors may elect to accelerate the Termination Date of any phase effective on the date specified by the Board of Directors in the event of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company. Subject to any required action by the shareholders, if the Company shall be involved in any merger or consolidation, in which it is not the surviving corporation, and if the Board of Directors does not accelerate the Termination Date of the phase, each outstanding option shall pertain to and apply to the securities or other rights to which a holder of the number of shares subject to the option would have been entitled.

d.       A dissolution or liquidation of the Company shall cause each outstanding option to terminate, provided in such event that, immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to the Participant’s account without interest.

5.                   Eligibility. All Employees, as defined in Paragraph 19 hereof, who are employed by the Company at least one day prior to the Commencement Date of a phase shall be eligible to participate in such phase. For any Phase, the Committee may choose to further exclude one or more of the following categories of employees, so long as the exclusions are applied in an identical manner:

(a) Employees employed less than two years.

(b) Employees whose customary employment is 20 hours or less per week.

(c) Employees whose customary employment is not more than five months a calendar year.

(d) Highly compensated employees (as defined in Code Reg. § 1.423-2(e)).

(e) Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) if the grant of the option is prohibited under the laws of such foreign jurisdiction, or if the compliance with the laws of the foreign jurisdiction would cause this Plan to violate Code § 423 and the regulations promulgated thereunder.

6.       Participation. (a) Participation in the Plan is voluntary. An eligible Employee may elect to participate in any phase of the Plan, and thereby become a “Participant” in the Plan, by completing the Plan payroll deduction form provided by the Company and delivering it to the Company or its designated representative on or prior to the Commencement Date of that phase. Payroll deductions for a Participant shall commence on the first payday after the Commencement Date of the phase and shall terminate on the last payday immediately following the Termination Date of that phase unless sooner terminated by the Participant as provided in Paragraph 9 hereof.

(b) Once enrolled in the Plan, a Participant will continue to participate in the Plan until he or she withdraws from the Plan pursuant to Paragraph 9(a), or until contributions are discontinued under Paragraph 8(a)(v)(A) or Paragraph 9(e), or is no longer an eligible Employee pursuant to Paragraph 9(f). A Participant who withdraws from the Plan pursuant to Paragraph 9(a) or is no longer an eligible Employee pursuant to Paragraph 9(f) may again become a Participant, if the Participant is then an eligible Employee, by proceeding as provided in Paragraph 6(a) above, which shall be effective as of the next Commencement Date. A Participant whose payroll deductions were discontinued because of Paragraph 8(a)(v)(A) will automatically resume participation at the Commencement Date of the next Phase of the Plan that ends in the next calendar year, if he or she is then an eligible Employee at the same level as in effect at the time of the suspension. A Participant whose payroll deductions were discontinued because of Paragraph 9(e) may resume participation and payroll deductions on the Commencement Date of the next Phase after the Participant is again permitted to make deferrals under the Company’s deferred compensation plan, if he or she is then an eligible Employee, by proceeding as provided in Paragraph 6(a) above.

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7.       Payroll Deductions. a. Upon enrollment, a Participant shall elect to make contributions to the Plan by payroll deductions in increments based on a dollar amount or percentage of Base Pay (in full dollar amounts and in amounts calculated to be as uniform as practicable throughout the period of the phase), in the aggregate amount not in excess of 10% of such Participant’s Base Pay for the term of the phase, as determined according to Paragraph 19 hereof. The minimum authorized payroll deduction must aggregate to not less than $10 per pay period.

b.       In the event that the Participant’s compensation for any pay period is terminated or reduced from the compensation rate for such a period as of the Commencement Date of the phase for any reason so that the amount actually withheld on behalf of the Participant as of the Termination Date of the phase is less than the amount anticipated to be withheld over the phase year as determined on the Commencement Date of the phase, then the extent to which the Participant may exercise his option shall be based on the amount actually withheld on his behalf. In the event of a change in the pay period of any Participant, such as from bi-weekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the Participant.

c.        All payroll deductions made for Participants shall be credited to their accounts under the Plan. The Participant may not make any separate cash payments into such account.

d.       Except for his right to discontinue participation in the Plan as provided in Paragraph 9, no Participant shall be entitled to increase or decrease the amount to be deducted in a given phase after the Commencement Date.

8.       Options.

a.       Grant of Option.

i.                     A Participant who is employed by the Company as of the Commencement Date of a phase shall, subject to the limitations of Paragraph 10 hereof, be granted an option as of such date to purchase that number of full shares of Company common stock to be determined by dividing the total amount to be credited to that Participant’s account under Paragraph 7 hereof by the percentage of the fair market value per share of such common stock on the Termination Date determined in accordance with Paragraph 8(a)(ii) and rounding down to the nearest whole number, subject to the limitation of Paragraph 8(a)(v) and Paragraph 10. Prior to June 23, 2012, the number of shares under an option shall be determined under the terms of the Plan in effect prior to June 23, 2012.

ii.                    With respect to any Phase beginning after June 23, 2012, prior to the commencement of a phase, the Committee shall determine the option price for such shares of common stock, which shall be no less than eighty-five percent (85%) of the fair market value of such shares of common stock on the Termination Date of the phase. For any Phase that begins before June 23, 2012, the option price shall be determined in accordance with the terms of the Plan in effect prior to June 23, 2012.

iii.                  The fair market value of shares of common stock of the Company shall be determined by the Committee for each valuation date in a manner acceptable under Section 423 of the Code.

iv.                  All Employees granted options pursuant to the Plan shall have the same rights and privileges, except as may be provided for in this Plan and pursuant to Treas. Reg. § 1.423-2(f). The Committee may impose uniform additional conditions and restrictions not inconsistent with Section 423 with respect to all options granted during a phase, including but not limited to restrictions on the hold and resale of shares received upon exercise of the option.

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v.                  Anything herein to the contrary notwithstanding, no Employee shall be granted an option hereunder:

a)	Which permits his rights to purchase stock under all employee stock purchase plans of the Company, its subsidiaries or its parent, if any, to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. In the case of shares purchased during a Phase that commenced in the immediately preceding calendar year, the limit shall be equal to Fifty Thousand Dollars ($50,000) minus the fair market value of the shares that the Participant previously purchased under this Plan and all other employee stock purchase plans of the Company in the current calendar year and in the immediately preceding calendar year. Any amount that accrues in excess of this limit shall be immediately refunded at the end of the phase, without interest.
b)	If immediately after the grant such Employee would own and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any subsidiary of the Company. For purposes of determining stock ownership under this Paragraph, the rules of Section 425(d) of the Internal Revenue Code, as amended, shall apply.
c)	Which can be exercised after the expiration of 27 months from the date the option is granted.

vi.                  The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

b.       Exercise of Option.

i.                     Unless a Participant gives written notice to the Company pursuant to Paragraph 8(b) (ii) or Paragraph 9 prior to the Termination Date of a phase, his option for the purchase of shares will be exercised automatically for him as of such Termination Date for the purchase of the number of full shares of Company common stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price, subject to the limitations set forth in Paragraph 10 hereof.

ii.                    Except as provided in Paragraph 9(b), a Participant may, by written notice to the Company at any time during the thirty (30) day period immediately preceding the Termination Date of a phase, elect, effective as of the Termination Date of that phase, to exercise his option for a specified number of full shares less than the maximum number which may be purchased under his option.

iii.                  As promptly as practicable after the Termination Date of any phase, the Company will deliver to each Participant herein the common stock purchased upon the exercise of his or her option, and, with respect to the balance, if any, of his or her account which was not used for the purchase of common stock, such balance shall (A) be paid to the Participant in cash following the Termination Date, if the Participant is not enrolled in the next succeeding phase of the Plan, or (B) if the Participant is enrolled in the next succeeding phase of the Plan, be deposited in the account of such Participant for such succeeding phase, along with other amounts deposited, to be used for the purchase of common stock in such succeeding phase of the Plan.

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iv.                  The Committee may appoint a registered broker dealer to act as agent for the Company in holding and performing ministerial duties in connection with the Plan, including, but not limited to, maintaining records of stock ownership by Participants and holding stock in its own name for the benefit of the Participants. No trust or escrow arrangement shall be expressed or implied by the exercise of such duties by the agent. A Participant may, at any time, request of the agent that any shares allocated to the Participant be registered in the name of the Participant, in which event the agent shall issue a certificate for the whole number of shares in the name of the Participant.

9.       Withdrawal or Termination of Participation. a. A Participant may, at any time prior to the Termination Date of a phase, withdraw all payroll deductions then credited to his account by giving written notice to the Company. Promptly upon receipt of such notice of withdrawal, all payroll deductions credited to the Participant’s account will be paid to him without interest accrued thereon and no further payroll deductions will be made during that phase. In such event, the option granted the Participant under that phase of the Plan shall lapse immediately. Partial withdrawals of payroll deductions hereunder may not be made.

b.        Notwithstanding the provisions of Paragraph 9(a) above, if a Participant is obligated to file reports pursuant to Section 16 of the Securities Exchange Act of 1934 (whether at the commencement of a Phase or during a Phase) then such a Participant shall not have the right to withdraw all or a portion of the accumulated deductions except in accordance with Paragraph 9(c) and (d) below.

c.        In the event of the death of a Participant, the person or persons specified in Paragraph 14 may give notice to the Company within sixty (60) days of the death of the Participant electing to purchase the number of full shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in Paragraph 8(a) (ii) and have the balance in the account distributed in cash with interest accrued thereon. If no such notice is received by the Company within said sixty (60) days, the accumulated payroll deductions will be distributed in full in cash, without interest, unless otherwise determined by the Committee.

d.       Upon termination of Participant’s employment for any reason other than death of the Participant, the payroll deductions credited to his account, without interest, shall be returned to him.

e.        In the event the Participant’s participation is suspended under the Company’s deferred compensation plan as a result of receiving a hardship withdrawal, the Participant shall be immediately and automatically suspended from the Plan and all payroll deductions shall be discontinued and returned to the Participant, without interest. The Participant shall again participate in the Plan as provided in Paragraph 6(b) above.

(f) In the event the Participant ceases to be an eligible Employee, although still employed by the Company, the Participant shall be deemed to have discontinued participation in the Plan and all payroll deductions shall be discontinued. Participant shall have the right to purchase the number of full shares, which the accumulated payroll deductions in his or her account as of the date the employee ceases to be an eligible Employee will purchase at the option price and time specified in Paragraph 8 above. The balance remaining in Participant’s account after such purchase shall be distributed to Participant without interest.

(g) The Committee shall be entitled to make such rules, regulations and determination as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine:

(i)	Whether or not any such leave of absence shall constitute a termination of employment for purposes of the Plan; and

(ii)	The impact, of any, of any such leave of absence on options under the Plan theretofore granted to any Participant who takes such leave of absence.

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10.    Stock Reserved for Options. a. Three Hundred Fifty Thousand (350,000) shares1 of the Company’s $.01 par value common stock are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

b.       If the total number of shares of Company common stock for which options are to be granted for a given phase as specified in Paragraph 8 exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such phase pursuant to Paragraph 4, the Committee shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as it shall consider practicable. In such event, the options to be granted and the payroll deductions to be made pursuant to the Plan which would otherwise be affected may, in the discretion of the Committee, be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

c.        The Participant (or a joint tenant named pursuant to Paragraph 10(d) hereof) shall have no rights as a shareholder with respect to any shares subject to the Participant’s option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Paragraph 12 hereof.

d.       The shares of Company common stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Committee prior to the Termination Date of that phase of the Plan, in the names of the Participant and one other person the Participant may designate as his joint tenant with rights of survivorship, to the extent permitted by law.

11.    Accounting and Use of Funds. Payroll deductions for each Participant shall be credited to an account established for such Participant under the Plan. A Participant may not make any separate cash payments into such account. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder and the Company shall not be obligated to segregate such funds. All funds from payroll deductions received or held by the Company under the Plan may be used, without limitation, for any corporate purpose by the Company.

12.    Adjustment Provision. a. Subject to any required action by the shareholders of the Company, the number of shares which are authorized in Paragraph 10 to be issued pursuant to this Plan and the number of shares covered by each outstanding option and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company common stock resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

b.       In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

c.        To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, and its determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code.

_________________________________

1Increased from 100,000 shares to 250,000 shares approved by shareholders June 2001. Increase from to 250,000 shares to 350,000 shares approved by Board April 2006 and by the shareholders on June 1, 2006.

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d.        Except as hereinbefore expressly provided in this Paragraph 12, no Participant shall have any right by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option.

13.    Non-Transferability of Options. a. Options granted under any phase of the Plan shall not be transferable except under the laws of descent and distribution and shall be exercisable only by the Participant during his lifetime and after his death only by his beneficiary of the representative of his estate as provided in Paragraph 9(b) hereof.

b.       Neither payroll deductions credited to a Participant’s account, nor any rights with regard to the exercise of an option or to receive common stock under any phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Company may, at its option, treat such act as an election to withdraw funds in accordance with Paragraph 9.

14.    Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any cash to the Participant’s credit plus interest thereon under any phase of the Plan in the event of such Participant’s death prior to exercise of his option pursuant to Paragraph 9(b) hereof, or to exercise his option and become entitled to any stock and/or cash upon such exercise in the event of the Participant’s death prior to exercise of the option pursuant to Paragraph 9(b) hereof. The beneficiary designation may be changed by the Participant at any time by written notice to the Company.

Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant’s death of a beneficiary validly designated under the Plan, the Company shall in the event of the Participant’s death under the circumstances described in Paragraph 9(b) hereof, allow such beneficiary to exercise the Participant’s option pursuant to Paragraph 9(b) if such beneficiary is living on the Termination Date of the phase and deliver to such beneficiary the appropriate stock and/or cash after exercise of the option. In the event there is no validly designated beneficiary under the Plan who is living at the time of the Participant’s death under the circumstances described in Paragraph 9(b) or in the event the option lapses, the Company shall deliver the cash credited to the account of the Participant with interest to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, it may, in its discretion, deliver such cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. The Company will not be responsible for or be required to give effect to the disposition of any cash or stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provision of any law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of a Participant by whom he has been designated, acquire any interest in any stock or in any option or in the cash credited to the Participant under any phase of the Plan.

15.    Amendment and Termination. The Plan may be terminated at any time by the Board of Directors provided that, except as permitted in Paragraph 4(c) with respect to an acceleration of the Termination Date of any phase, no such termination will take effect with respect to any options then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code of 1986, as amended, or other applicable laws or regulations; provided, however, that no such amendment shall, without prior approval of the shareholders of the Company (1) increase the total number of shares for which options may be granted under the Plan (except as provided in Paragraph 12 herein), (2) permit aggregate payroll deductions in excess of ten percent (10%) of a Participant’s compensation as of the Commencement Date of a phase, or (3) impair any outstanding option.

16.    Interest. The Committee may, but shall not be obligated to, authorize the payment of interest on a Participant’s payroll deductions. In any situation where the payment of interest on a Participant’s payroll deductions is authorized by the Committee, such interest shall be determined by averaging the month-end balances in the Participant’s account for the period of his participation and computing interest thereon at such rate of interest per annum as shall be authorized by the Committee.

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17.    Notices. All notices or other communications in connection with the Plan or any phase thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when received by the Participant or his designated personal representative or beneficiary or by the Company or its designated representative, as the case may be.

18.    Participation of Subsidiaries. (a) The Board of Directors may, by written resolution, authorize the employees of any of its subsidiaries to participate hereunder. Effective as of the date of coverage of any such subsidiary, any references herein to the “Company” shall be interpreted as referring to such subsidiary as well as to Canterbury Park Holding Corporation.

(b) In the event that any subsidiary which is covered under the Plan ceases to be a subsidiary of Canterbury Park Holding Corporation, the employees of such subsidiary shall be considered to have terminated their employment for purposes of Paragraph 9 hereof as of the date such subsidiary ceases to be such a subsidiary.

19.    Definitions. a. “Subsidiary” shall include any corporation which shall be deemed a subsidiary of the Company under Section 425(f) of the Internal Revenue Code of 1954, as amended.

b.       “Employee” shall mean any employee, including an officer, of the Company who as of the first day of the month immediately preceding the Commencement Date of a phase is customarily employed by the Company for more than fifteen (15) hours per week.

c.        “Base Pay” is the regular pay for employment for each employee as annualized for a twelve (12) month period, exclusive of overtime, commissions, bonuses, disability payments, shift differentials, incentives and other similar payments, determined as of the Commencement Date of each phase.

20.    Miscellaneous. (a) The Plan shall not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of stock under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

(b) The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Employee.

(c) As a condition of the obligations of the Company under this Plan, each Participant must, no later than the date as of which any part of the value of an option under this Plan first becomes includable as compensation in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such value. The Company or any Subsidiary, to the extent permitted by law, may deduct any such taxes from any payment of any kind otherwise due to the Participant. If the Committee permits, a Participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements under this Paragraph 20(c) by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the Participant, or (ii) delivering (including by attestation) to the Company from shares of stock already owned by the Participant, that number of shares having an aggregate fair market value equal to part or all of the tax payable by the Participant under the this Paragraph 20(c), and in the event shares of stock are withheld, the amount withheld will not exceed the minimum required federal, state and FICA withholding amount. Any such election will be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

(d) The law of the State of Minnesota will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

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(e) The offering of the shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

(f) It is intended that the Plan and any option granted under the Plan made to a person subject to Section 16 of the Securities Exchange Act of 1934 meet all requirements of Rule 16b-3. If any provisions of the Plan or any option granted under the Plan would disqualify the Plan or such option, or would otherwise not comply with Rule 16b-3, such provision or option shall be construed or deemed amended to conform to Rule 16b-3.

(g) Notwithstanding any provision in this Plan to the contrary, payroll deduction elections and cancellations or amendments thereto, withdrawals decisions, beneficiary designations, and any other decision or election by a Participant under this Plan may be accomplished by electronic or telephonic means, which includes but is not limited to the Internet, and which are not otherwise prohibited by law and which are in accordance with procedures and/or systems approved or arranged by the Employer or its delegates.

Adopted by Board of Directors: April 3, 1995

Amended in early 2001 by Board to increase authorized shares to 250,000, with shareholder approval of such amendment occurring in June 2001.

Amended August 2005 to conform to FAS 123R.

Amended in April 2006 by the Board to increase authorized shares to 350,000, with shareholder approval of such amendment occurring June 1, 2006.

Amended in September 8, 2011 by the Board primarily to facilitate quarterly rather than annual phases, to eliminate the mandatory payment of interest and provide for rollover of account balances at the end of a phase.

Amended by Board action on April 20, 2012 to be effective June 23, 2012 to confer discretion on the Committee to set the percentage discount from the Termination Date fair market value, to add additional categories of employees that may be excluded from the Plan as determined by the Committee, to comply with changes to federal tax and securities laws and to make additional changes to improve the administration of the Plan.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends FOR the following you vote

			☐	☐	☐
1.	Election of Directors
Nominees

01	Patrick R. Cruzen 02 Burton F. Dahlberg 03 Carin J. Offerman 04 Curtis A. Sampson 05 Randall D. Sampson
06	Dale H. Schenian

The Board of Directors recommends you vote FOR proposals 2 and 3:								For	Against	Abstain

2.	Ratification of appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2012.							☐	☐	☐

3.	Approval of amendments to the Company’s Employee Stock Purchase Plan.							☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

For address change / comments, mark here.					☐
(see reverse for instructions)			Yes	No

Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

CANTERBURY PARK HOLDING CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

June 7, 2012
4:00 p.m. Central Daylight Time

Canterbury Park Holding Corporation
1100 Canterbury Road
Shakopee, Minnesota

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

Canterbury Park Holding Corporation
1100 Canterbury Road
Shakopee, Minnesota 55379

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Patrick R. Cruzen, Carin J. Offerman, and Randall D. Sampson, or any of them, as proxies, with full power of substitution, to vote all the shares of common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Canterbury Park Holding Corporation to be held Thursday, June 7, 2012 at 4:00 p.m. Central Daylight Time at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Address change / comments:

(If you noted any Address Changes and / or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side